Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

FIRST QUARTER 2023 RESULTS

TALLAHASSEE, FL – April 27, 2023 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the quarter ended March 31, 2023. The Company reported net earnings of $2,501,000, or $0.79 per basic and $0.78 per diluted share, for the quarter ended March 31, 2023 compared to net earnings of $2,241,000 or $0.71 per basic and diluted share, for the quarter ended March 31, 2022.

"We remain fully committed to our relationship banking strategy despite recent disruptive forces in the industry and general economy," said Sammie D. Dixon, Jr., Vice Chairman, President, and CEO regarding the Company's first quarter results.

"We continue to focus on growing client relationships and providing exceptional service through all economic cycles.  Our core principles guide us every day to do the right thing for our clients, our employees, our shareholders.  That's what community banking is all about," he stressed.

"So long as we keep these core principles top of mind- layered with strong capital, liquidity, and credit metrics- we feel confident about our position in the markets we serve and about the opportunities ahead," he added.

First Quarter 2023 Highlights

Financial Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)

	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
Net earnings	$2,501	$2,642	$2,831	$1,967	$2,241
Book value per share	$22.81	$21.19	$20.20	$20.48	$20.87
Earnings per share - Basic	$0.79	$0.83	$0.90	$0.62	$0.71
Earnings per share - Diluted	$0.78	$0.83	$0.89	$0.62	$0.71
Weighted-average basic shares outstanding	3,175,807	3,164,211	3,159,526	3,151,760	3,138,695
Weighted-average diluted shares outstanding	3,210,012	3,198,744	3,197,282	3,189,319	3,174,697
Return on average assets(1)	1.23%	1.27%	1.32%	0.90%	1.05%
Return on average equity(1)	14.20	16.36	17.19	12.13	12.70
Average yield on earning assets(1)	4.78	4.59	4.04	3.43	3.09
Net interest margin(1)	3.92	3.98	3.71	3.21	2.88
Efficiency ratio(2)	55.72	54.56	50.53	54.32	59.28
Nonperforming assets/total assets(3)	0.17	0.09	0.12	0.04	-

(1) Ratio has been annualized on a 30/360 basis.

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include loans greater than 90 days past due and nonaccrual loans.

•	Diluted earnings per share were $0.78 for the first quarter of 2023, a 9.9% increase over the first quarter of 2022.
•	Return on assets increased to 1.23%, compared to 1.05% in the first quarter a year ago.
•

Gross loans increased $15.2 million, or 2.5%, since December 31, 2022 with growth occurring in all categories, except consumer.  Gross loans are up $125.2 million over the same period last year, or 25.8%.

•	Deposit balances decreased 2.0%, or $14.3 million, from year end (with average deposit balances down 3.6%, or $27.4 million) and decreased 9.0%, or $70.7 million, from a year ago (with average deposit balances down 6.7%, or $51.5 million). The Company, however, opened 301 net new non-maturity deposit accounts during the first quarter, a 2.2% growth rate since December 31, 2022.
•	The Bank's estimated uninsured deposits were $240.4 million, or 34% of total deposits at March 31, 2023, excluding collateralized public funds accounts.
•	At March 31, 2023, available secured and unsecured borrowing capacity was $164.7 million through various sources including the Federal Home Loan Bank of Atlanta (FHLB) and lines of credit with several banks. When combined with maximum available brokered and wholesale funding capacity of $204.1 million, off-balance sheet funding sources total $368.8 million.
•	At March 31, 2023, on balance sheet liquidity was $149.2 million, consisting of cash and equivalents and unpledged debt securities at fair value. Total liquidity sources of $518 million, or 72.2% of total deposits, represents 216% of estimated uninsured deposits at March 31, 2023.
•	Compared to the linked quarter, book value per share increased $1.62 per share, or 7.6%, to $22.81 due to strong quarterly earnings, a favorable change in accumulated other comprehensive loss, and the favorable impact of adopting CECL.
•	The Bank's tangible common equity ratio was 9.10% at March 31, 2023 compared to 8.73% at December 31, 2022. This is considered a non-GAAP financial measure and additional information, including a reconciliation, can be found on page 11.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 1Q'23 vs.
	1Q'23	4Q'22	1Q'22	4Q'22	1Q'22
Net interest income	$7,555	$7,858	$5,859	(3.9%)	28.9%
Provision for credit losses	243	289	(371)	(15.9)	165.5
Noninterest income	441	429	518	2.8	(14.9)
Noninterest expense	4,455	4,521	3,780	(1.5)	17.9
Income taxes	797	835	727	(4.6)	9.6
Net earnings	$2,501	$2,642	$2,241	(5.3)%	11.6%

Net Interest Income (Unaudited)

(dollars in thousands)

				Change 1Q'23 vs.
	1Q'23	4Q'22	1Q'22	4Q'22	1Q'22
Interest income:
Loans	$8,044	$7,653	$5,784	5.1%	39.1%
Debt securities	933	938	385	(0.5)	142.3
Other	222	477	124	(53.5)	79.0
Total interest income	9,199	9,068	6,293	1.4%	46.2%
Interest expense:
Deposits	1,533	1,137	403	34.8%	280.4%
Other borrowings	111	73	31	52.1	258.1
Total interest expense	1,644	1,210	434	35.9	278.8
Net interest income	$7,555	$7,858	$5,859	(3.9%)	28.9%

On a linked quarter basis, the Company reported net interest income of $7.56 million for the first quarter of 2023, a decrease of $303,000, or 3.9%.   Strong loan growth and higher loan yields were offset by reduced cash balances, higher deposit costs, and the disproportionate effect of two fewer net interest-earning days.   Average interest-earning assets were down 2.6%, or $20.4 million. Compared to the first quarter of 2022, a change in the earnings asset mix and higher yields on all categories of interest-earning assets drove the improvement in net interest income, outpacing the effect of higher funding costs.

Our net interest margin for the first quarter of 2023 was 3.92%, a decrease of 6 basis points from the fourth quarter of 2022 and an increase of 104 basis points over the first quarter of 2022.  An improved earnings asset mix and higher interest rates were key drivers.  We anticipate that the Company's net interest income volume and net interest margin will be challenged the rest of the year due to industry-wide pressure for overall liquidity maintenance and funding demands.

Provision for Credit Losses

The Company adopted ASC 326 Current Expected Credit Losses "CECL" effective January 1, 2023.  The impact of adopting CECL resulted in a $2.6 million decrease to the allowance for credit losses.  The provision for credit loss expense was $243,000 for the quarter, with approximately half of that expense attributed to one of two remaining PPP loans being fully reserved for during the quarter and the balance attributed to loan growth. The allowance for credit losses to total loans was 0.79% at March 31, 2023 compared to 1.2% at December 31, 2022.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 1Q'23 vs.
	1Q'23	4Q'22	1Q'22	4Q'22	1Q'22
Service charges and fees on deposit accounts	$85	$83	$68	2.4%	25.0%
Debit card/ATM revenue, net	151	136	129	11.0	17.1
Mortgage banking revenue, net	54	53	165	1.9	(67.3)
Income from bank-owned life insurance	94	94	95	-	(1.1)
Other income	57	63	61	(9.5)	(6.6)
Total noninterest income	$441	$429	$518	2.8%	(14.9)%

Noninterest income increased slightly from its linked quarter due primarily to higher income from debit cards and ATM cards.  Compared to a year ago, the decline in mortgage banking revenue outpaced modest increases in service charges and fees on deposit accounts and income from debit cards and ATM cards leading to the 14.9% decrease in noninterest income.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 1Q'23 vs.
	1Q'23	4Q'22	1Q'22	4Q'22	1Q'22
Salaries and employee benefits	$2,752	$2,862	$2,160	(3.8)%	27.4%
Occupancy and equipment	409	404	408	1.2	0.2
Professional fees	135	114	146	18.4	(7.5)
Marketing	223	218	167	2.3	33.5
FDIC assessment	84	57	124	47.4	(32.3)
Software maintenance, amortization and other	277	325	242	(14.8)	14.5
Other	575	541	533	6.3	7.9
Total noninterest expense	$4,455	$4,521	$3,780	(1.5)%	17.9%

Compared to the linked quarter, the decline in noninterest expense is mostly attributed to a decrease in salaries and employee benefits expense (due to less incentive pay) and lower software, amortization and other expense (mostly due to timing).  Occupancy and equipment expense and marketing expense were relatively flat.  Professional fees typically run higher in the first quarter due to year-end reporting activities.  The FDIC assessment expense reflects a combination of changing assessment rates and lower deposit balances.

Compared to a year ago, the 17.9% increase in total noninterest expense is mostly attributed to higher salaries and employee benefits. Employee headcount increased from 99 FTEs at March 31, 2022 to 109 FTEs at March 31, 2023.  In addition to higher headcount, annual raises, higher group insurance costs, higher incentive accrual and increases to other employee benefit accounts also contributed to the overall increase.  Increases in marketing and software expenses reflect the needs of a growing bank.  The Company's efficiency ratio was 55.72% in the first quarter of 2023 and has remained below 56.0% for the last four quarters.

Financial Condition

At March 31, 2023, the Company reported $816.3 million in total assets, $717.2 million in deposits, and $606.1 million in net portfolio loans. This compares to $815.2 million in total assets, $731.5 million in deposits, and $588.7 million in net portfolio loans at December 31, 2022.  Compared to December 31, 2022, the Company reported growth across all loan categories, except consumer.

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	March 31, 2023		December 31, 2022
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$207,456	34.0%	$202,263	34.0%
Residential real estate and home equity	227,595	37.2	224,211	37.6
Construction	78,159	12.8	75,151	12.6
Commercial	90,487	14.8	86,308	14.5
Consumer	7,095	1.2	7,698	1.3
Total loans	610,792	100.0%	595,631	100.0%

Net deferred loan costs	138		229
Allowance for credit losses	(4,802)		(7,145)
Loans, net	$606,128		$588,715

At March 31, 2023, the allowance for credit losses of $4.8 million, represented 0.79% of gross loans compared to $7.1 million, or 1.2% of gross loans, at December 31, 2022.  The adoption of CECL on January 1, 2023 resulted in a $2.6 million decrease in the allowance for credit losses.

Deposit balances decreased $14.3 million, or 2.0%, since December 31, 2022, and $70.7 million, or 9.0% from the first quarter of 2022, with declining average balances in all categories, except time deposits.  Time deposit account balances increased $11.4 million, or 28.5%, since year-end, with $10.0 million of that increase attributed to public funds. Excess liquidity stemming in part from PPP-related stimulus programs started to dissipate in 2022, followed by competitive rate pressure on deposits in the second half of 2022 and early 2023 as some clients moved their deposits to higher-paying banks and alternative higher-yielding investments. We continue to monitor our deposits closely as we manage through this rising rate environment.

Total stockholders’ equity was $72.3 million, or 8.9% of total assets, at March 31, 2023, compared to $67.0 million at December 31, 2022, or 8.2% of total assets.  Strong earnings in the first quarter of 2023, a $1.5 million favorable change in the Company's accumulated other comprehensive income (loss), and a $1.9 million tax-effected change resulting from the adoption of CECL all contributed to higher equity, partially offset by common stock dividends of $698,000 ($0.22 per common share).  Book value per share increased from $21.19 at December 31, 2022 with 3,164,491 common shares outstanding to $22.81 at March 31, 2023, with 3,185,765 common shares outstanding.

As of March 31, 2023, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 10.13%, a 13.07% Common Equity Tier 1 Capital Ratio, a 13.07% Tier 1 Risk-Based Capital Ratio, and a 13.83% Total Risk-Based Capital Ratio.  The Company maintains a $15 million, 5-year revolving Line of Credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank. The Line of Credit matures in August 2025.  As of March 31, 2023, the Company reported an outstanding loan balance under this line of $1.725 million, $15 million in FHLB advances, and year-to-date interest expense of $111,000.

Asset Quality

At March 31, 2023 the Bank had six nonaccrual loans totaling $1.35 million compared to two nonaccrual loans totaling $343,000 at December 31, 2022.  Net recoveries totaled $20,000 for the quarter ended March 31, 2023 and the ratio of nonperforming assets as a percentage of total assets was 0.17%. The Company adopted CECL effective January 1, 2023 which resulted in a $2.6 million ($1.9 million tax-effected) decrease in the allowance for credit losses.  Management believes that the allowance for credit losses which was $4.8 million, or 0.79% of gross loans, at March 31, 2023 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of March 31, 2023, the Bank had 109 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision ("PTPP") net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
Interest income:
Loans	$8,044	$7,653	$6,755	$6,029	$5,784
Debt securities	933	938	878	737	385
Other	222	477	649	331	124
Total interest income	9,199	9,068	8,282	7,097	6,293
Interest expense:
Deposits	1,533	1,137	624	415	403
Other borrowings	111	73	56	40	31
Total interest expense	1,644	1,210	680	455	434
Net interest income	7,555	7,858	7,602	6,642	5,859
Provision for credit losses	243	289	241	731	(371)
Net interest income after provision for credit losses	7,312	7,569	7,361	5,911	6,230

Noninterest income:
Service charges and fees on deposit accounts	85	83	78	73	68
Debit card/ATM revenue, net	151	136	132	143	129
Mortgage banking revenue, net	54	53	116	139	165
Income from bank-owned life insurance	94	94	96	94	95
Other income	57	63	61	55	61
Total noninterest income	441	429	483	504	518

Noninterest expense:
Salaries and employee benefits	2,752	2,862	2,367	2,238	2,160
Occupancy and equipment	409	404	413	396	408
Professional fees	135	114	124	130	146
Marketing	223	218	195	213	167
FDIC assessment	84	57	95	84	124
Software maintenance, amortization and other	277	325	310	285	242
Other	575	541	581	536	533
Total noninterest expense	4,455	4,521	4,085	3,882	3,780

Earnings before income taxes	3,298	3,477	3,759	2,533	2,968
Income taxes	797	835	928	566	727
Net earnings	$2,501	$2,642	$2,831	$1,967	$2,241

Basic earnings per common share	$0.79	$0.83	$0.90	$0.62	$0.71

Diluted earnings per common share	0.78	0.83	0.89	0.62	0.71

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
	Unaudited	Audited
Interest income:
Loans	$8,044	$5,784
Debt securities	933	385
Other	222	124
Total interest income	9,199	6,293
Interest expense:
Deposits	1,533	403
Other borrowings	111	31
Total interest expense	1,644	434
Net interest income	7,555	5,859
Provision for credit losses	243	(371)
Net interest income after provision for credit losses	7,312	6,230
Noninterest income:
Service charges and fees on deposit accounts	85	68
Debit card/ATM revenue, net	151	129
Mortgage banking revenue, net	54	165
Income from bank-owned life insurance	94	95
Other income	57	61
Total noninterest income	441	518
Noninterest expense:
Salaries and employee benefits	2,752	2,160
Occupancy and equipment	409	408
Professional fees	135	146
Marketing	223	167
FDIC assessment	84	124
Software maintenance, amortization and other	277	242
Other	575	533
Total noninterest expense	4,455	3,780
Earnings before income taxes	3,298	2,968
Income taxes	797	727
Net earnings	$2,501	$2,241

Earnings per common share:
Basic	$0.79	$0.71
Diluted	0.78	0.71
Cash dividends per common share(1)	0.22	0.18

(1) Annual cash dividends were paid during the first quarters of 2023 and 2022.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash & cash equivalents	$22,714	$39,788	$76,017	$134,122	$233,789
Debt securities available for sale	129,748	129,436	131,668	133,382	101,868
Debt securities held to maturity	11,816	11,805	11,794	8,777	6,185
Loans, held for sale	8,105	7,058	8,911	10,725	11,241
Loans, net	606,128	588,715	565,877	537,566	479,526
Federal Home Loan Bank stock	1,045	463	463	463	463
Premises & equipment, net	7,893	8,022	8,169	8,228	7,905
Right of use lease asset	2,989	3,044	3,098	3,151	3,205
Accrued interest receivable	2,623	2,385	2,132	1,933	1,649
Bank-owned life insurance	16,626	16,532	16,438	16,342	16,248
Other assets	6,570	7,924	7,748	6,148	4,087
Total Assets	$816,257	$815,172	$832,315	$860,837	$866,166

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$199,492	$197,987	$216,533	$210,685	$206,018
Savings, NOW and money-market deposits	466,202	493,439	500,263	535,359	534,049
Time deposits	51,542	40,109	38,618	38,545	47,876
Total Deposits	717,236	731,535	755,414	784,589	787,943
Other borrowings	1,725	4,275	4,125	4,125	3,975
FHLB Advances	15,000	-	-	-	-
Official checks	1,671	4,090	1,277	776	1,625
Operating lease liability	3,159	3,208	3,256	3,303	3,350
Other liabilities	4,790	5,011	4,339	3,415	3,512
Total Liabilities	743,581	748,119	768,411	796,208	800,405
Total Stockholders' Equity	72,676	67,053	63,904	64,629	65,761
Total Liabilities and Stockholders' Equity	$816,257	$815,172	$832,315	$860,837	$866,166

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Average Balance Sheets (Unaudited)
(in thousands)
	1Q'23			4Q'22			1Q'22
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$602,022	$7,958	5.29%	$588,727	$7,561	5.14%	$489,263	$5,684	4.65%
Loans held for sale	7,345	86	4.68	7,845	92	4.69	10,550	100	3.79
Debt securities	141,268	933	2.64	142,205	938	2.64	84,088	385	1.83
Other(2)	19,335	222	4.59	51,585	477	3.70	230,348	124	0.22
Total interest-earning assets	769,970	$9,199	4.78%	790,362	$9,068	4.59%	814,249	$6,293	3.09%
Noninterest-earning assets	40,538			38,550			38,599
Total assets	$810,508			$828,912			$852,848

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$482,788	$1,387	1.15%	$494,146	$1,052	0.85%	$517,506	$335	0.26%
Time deposits	42,099	146	1.39	39,519	85	0.86	48,920	68	0.56
Total interest-bearing deposits	524,887	1,533	1.17	533,665	1,137	0.85	566,426	403	0.28
Other borrowings	7,301	111	6.08	4,180	73	6.99	3,717	31	3.34
Total interest-bearing liabilities	532,188	$1,644	1.24%	537,845	$1,210	0.90%	570,143	$434	0.30%
Noninterest-bearing deposits	198,790			217,401			208,793
Noninterest-bearing liabilities	9,074			9,088			3,328
Stockholders' equity	70,456			64,578			70,584
Total liabilities and stockholders' equity	$810,508			$828,912			$852,848

Net earning assets	$237,782			$252,517			$244,106
Net interest income		$7,555			$7,858			$5,859
Interest rate spread(3)			3.54%			3.69%			2.79%
Net interest margin(4)			3.92%			3.98%			2.88%

(1) Includes nonaccrual loans
(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3)    Interest rate spread is the difference between the total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4)    Net interest margin is net interest income divided by total average interest-earning assets, annualized on a 30/360 basis.

(5)   Annualized

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
Per Share Data:
Earnings per common share - Basic	$0.79	$0.83	$0.90	0.62	$0.71
Earnings per common share - Diluted	$0.78	$0.83	$0.89	0.62	$0.71
Book value per common share	$22.81	$21.19	$20.20	20.48	$20.87
Common shares outstanding	3,185,765	3,164,491	3,162,975	3,155,308	3,150,261
Weighted-average basic common shares outstanding	3,175,807	3,164,211	3,159,526	3,151,760	3,138,695
Weighted-average diluted common shares outstanding	3,210,012	3,198,744	3,197,282	3,189,319	3,174,697

Selected Performance Ratios and Other Data:
Return on average assets(1)	1.23%	1.27%	1.32%	0.90%	1.05%
Return on average equity(1)	14.20	16.36	17.19	12.13	12.70
Average yield on earning assets	4.78	4.59	4.04	3.43	3.09
Net interest margin(2)	3.92	3.98	3.71	3.21	2.88
Efficiency ratio(3)	55.72	54.56	50.53	54.32	59.28
Noninterest expense/average assets(1)	2.20	2.18	1.90	1.79	1.77

Asset Quality Data:
Nonaccrual loans	$1,348	$343	$1,006	$349	$-
Loans 90 days past due and still accruing	-	404	-	-	-
Total nonperforming assets	1,348	747	1,006	349	-
Nonperforming assets/total assets	0.17%	0.09%	0.12%	0.04%	-
Loans 30-89 days past due	$2,414	$2,900	$1,024	$1,597	$1,546
Total loans	610,792	595,631	572,639	544,084	485,573
Loans 30-89 days past due/total loans	0.40%	0.49%	0.18%	0.29%	0.32%
Net (recoveries) charge-offs/average loans (1)	-	-	-	-	(0.23%)

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	9.93%	9.09%	8.59%	8.16%	8.10%
Tier 1 Leverage Capital Ratio (Bank)	10.13	9.70	9.07	8.61	8.56
Common Equity Tier 1 Capital Ratio (Bank)	13.07	12.90	12.62	12.61	13.60
Tier 1 Risk-Based Capital Ratio (Bank)	13.07	12.90	12.62	12.61	13.60
Total Risk-Based Capital Ratio (Bank)	13.83	14.04	13.73	13.72	14.70
Tangible Common Equity Ratio(4) (Bank)	9.10	8.73	8.15	7.96	8.04

(1) Annualized
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.
(4) Tangible Common Equity Ratio is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, please refer to page 11.

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Quarterly Pre-Tax Pre-Provision Calculation (Unaudited)
(dollars in thousands except per share amounts)

	1Q'23	4Q'22	3Q'22	2Q'22	1Q'22
Net Income
Net earnings (GAAP)	$2,501	$2,642	$2,831	$1,967	$2,241
Plus: Provision (credit) for credit losses	243	289	241	731	(371)
Plus: income taxes	797	835	928	566	727
PTPP(1) net earnings (non-GAAP)	$3,541	$3,766	$4,000	$3,264	$2,597

Earnings per Share (EPS)
Weighted average common shares, diluted	3,210,012	3,198,744	3,197,282	3,189,319	3,174,697
EPS, diluted (GAAP)	$0.78	$0.83	$0.89	$0.62	$0.71
PTPP(1) EPS, diluted (non-GAAP)	$1.10	$1.18	$1.25	$1.02	$0.82

Return on Average Assets (ROAA)(2)
Average assets	$810,508	$828,912	$857,917	$869,613	$852,848
ROAA (GAAP)	1.23%	1.27%	1.32%	0.90%	1.05%
PTPP(1) ROAA (non-GAAP)	1.75%	1.82%	1.86%	1.50%	1.22%

Return on Average Equity(2)
Average equity	$70,456	$64,578	$65,891	$64,893	$70,584
ROAE (GAAP)	14.20%	16.36%	17.19%	12.13%	12.70%
PTPP(1) ROAE (non-GAAP)	20.10%	23.33%	24.28%	20.12%	14.72%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$606,128	$588,715	$565,877	$537,566	$479,526
Less PPP loans	(181)	(191)	(199)	(1,023)	(4,937)
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$605,947	$588,524	$565,678	$536,543	$474,589

Average loans, excluding loans held for sale	$602,022	$588,727	$555,764	$514,166	$489,263
Less average PPP loans	(185)	(195)	(312)	(2,876)	(9,652)
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$601,837	$588,532	$555,452	$511,290	$479,611

Interest on loans, excluding loans held for sale	$7,958	$7,561	$6,646	$5,912	$5,684
Less interest income and earned fee income on PPP loans	3	(1)	(41)	(237)	(496)
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$7,961	$7,560	$6,605	$5,675	$5,188
Growth rate over linked quarter	5.3%	14.5%	16.4%	9.4%	1.7%

Average loan yield, excluding loans held for sale (GAAP)	5.29%	5.14%	4.78%	4.60%	4.65%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	5.29%	5.14%	4.76%	4.44%	4.33%

Tangible Common Equity Ratio
Stockholders' Equity (GAAP)	$74,287	$71,125	$67,860	$68,550	$69,653
Less: Intangibles	-	-	-	-	-
Tangible Stockholders' Equity (non-GAAP)	$74,287	$71,125	$67,860	$68,550	$69,653

Total Assets (GAAP)	$816,173	$815,142	$832,170	$860,735	$866,103
Less: Intangibles	-	-	-	-	-
Tangible Assets (non-GAAP)	$816,173	$815,142	$832,170	$860,735	$866,103

Tangible Common Equity Ratio (non-GAAP)	9.10%	8.73%	8.15%	7.96%	8.04%

(1) Pre-tax, pre-provision

(2) Annualized

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Annual Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	For the Year Ended December 31,
	2022	2021	2020	2019	2018
Net Income
Net earnings (GAAP)	$9,681	$8,347	$4,458	$3,542	$4,042
Plus: Provision (credit) for credit losses	890	(104)	2,850	1,131	591
Plus: income taxes	3,056	2,517	1,295	1,092	1,220
PTPP(1) net earnings (non-GAAP)	$13,627	$10,760	$8,603	$5,765	$5,853

Earnings per Share (EPS)
Weighted average common shares, diluted	3,193,774	3,142,482	3,134,124	3,159,635	3,131,546
EPS, diluted (GAAP)	$3.03	$2.66	$1.42	$1.12	$1.29
PTPP(1) EPS, diluted (non-GAAP)	$4.27	$3.42	$2.74	$1.82	$1.87

Return on Average Assets (ROAA)
Average assets	$852,272	$751,576	$595,363	$456,797	$379,288
ROAA (GAAP)	1.14%	1.11%	0.75%	0.78%	1.07%
PTPP(1) ROAA (non-GAAP)	1.60%	1.43%	1.45%	1.26%	1.54%

Return on Average Equity
Average equity	$65,549	$65,179	$57,386	$53,172	$47,932
ROAE (GAAP)	14.77%	12.81%	7.77%	6.66%	8.43%
PTPP(1) ROAE (non-GAAP)	20.79%	16.51%	14.99%	10.84%	12.21%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$588,715	$490,198	$476,661	$337,710	$290,113
Less PPP loans	(191)	(15,172)	(66,774)	-	-
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$588,524	$475,026	$409,887	$337,710	$290,113

Average loans, excluding loans held for sale	$537,304	$480,606	$429,802	$309,350	$283,967
Less average PPP loans	(3,061)	(50,315)	(55,529)	-	-
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$534,243	$430,291	$374,273	$309,350	$283,967

Interest on loans, excluding loans held for sale	$25,803	$22,598	$19,553	$15,884	$14,215
Less interest income and earned fee income on PPP loans	(776)	(3,358)	(1,725)	-	-
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$25,027	$19,240	$17,828	$15,884	$14,215

Average loan yield, excluding loans held for sale (GAAP)	4.80%	4.70%	4.55%	5.13%	5.01%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.68%	4.47%	4.76%	5.13%	5.01%

(1) Pre-tax, pre-provision

CONTACT:	Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com